Exhibit 99.1

For Immediate Release

HOSPIRA REPORTS FOURTH-QUARTER AND FULL-YEAR 2010 RESULTS

— Provides Sales and Earnings Projections for 2011 —

LAKE FOREST, Ill., Feb. 2, 2011 — Hospira, Inc. (NYSE: HSP), a leading global specialty pharmaceutical and medication delivery company, today reported results for the fourth quarter and full year ended Dec. 31, 2010. For the fourth quarter of 2010, net sales were $992 million, and adjusted* diluted earnings per share were $0.77. For full-year 2010, net sales were $3.9 billion, and adjusted* diluted earnings per share were $3.31. (Adjusted* measures exclude certain specified items as described later in this press release and the attached schedules.)

“2010 marked a year of progress for Hospira, despite several unanticipated challenges,” said Christopher B. Begley, chairman and chief executive officer. “We launched gemcitabine, a large oncology drug, in the United States during the fourth quarter, the first generic version of the drug in the market; we expanded both our operations and portfolio geographically; we made substantial progress with our quality initiatives; and we met our commitments with Project Fuel, our corporate-wide optimization initiative. Looking forward, we expect a year of good growth in 2011, as we remain committed to transforming challenges into opportunities and driving continuous improvement across the organization.”

Fourth-Quarter 2010 Results

The following table highlights selected financial results for the fourth quarter of 2010 compared to the same period in 2009:

In $ millions, except per share amounts	GAAP Three Months Ended Dec. 31,		%	Adjusted* Three Months Ended Dec. 31,		%
	2010	2009	Change	2010	2009	Change
Net Sales	$992.1	$1,055.2	(6.0)%	n/a	n/a	n/a
Gross Profit (Net Sales less Cost of Products Sold)	$347.9	$395.0	(11.9)%	$388.1	$427.5	(9.2)%
Income from Operations	$53.6	$135.6	(60.5)%	$141.6	$204.2	(30.7)%
Diluted EPS	$0.36	$0.58	(37.9)%	$0.77	$0.87	(11.5)%
Statistics (as a % of Net Sales)
Gross Profit (Net Sales less Cost of Products Sold)	35.1%	37.4%		39.1%	40.5%
Income from Operations	5.4%	12.9%		14.3%	19.4%

Results under U.S. Generally Accepted Accounting Principles (GAAP) include items as detailed in the schedules attached to this press release.

Net sales decreased 6.0 percent to $992 million in the fourth quarter of 2010, compared to $1.1 billion in the fourth quarter of 2009. Sales in Specialty Injectable Pharmaceuticals were solid, despite the year-over-year impact of the temporary discontinuation of U.S. sales of the oncolytic oxaliplatin pursuant to a litigation settlement. The solid Specialty Injectable Pharmaceutical sales were more than offset, however, by the decline in Medication Management, which was primarily a result of the company’s voluntary hold on shipments of its Symbiq™ Infusion System to new customers; and the decline in Other Pharma, mainly a result of the impact of non-strategic asset divestitures.

Adjusted* income from operations decreased 30.7 percent to $142 million in the fourth quarter of 2010, compared to $204 million in the fourth quarter of 2009. Improved manufacturing efficiency from the company’s Project Fuel optimization initiatives was more than offset by lower net sales; the impact of charges associated with certain quality and product related matters; and higher research and development expenses related to new product development programs, including clinical trials.

Full-Year 2010 Results

The following table highlights selected financial results for the full-year 2010 compared to the same period in 2009:

In $ millions, except per share amounts	GAAP Year Ended Dec. 31,		%	Adjusted* Year Ended Dec. 31,		%
	2010	2009	Change	2010	2009	Change
Net Sales	$3,917.2	$3,879.3	1.0%	n/a	n/a	n/a
Gross Profit (Net Sales less Cost of Products Sold)	$1,514.4	$1,456.4	4.0%	$1,666.0	$1,551.3	7.4%
Income from Operations	$519.2	$502.9	3.2%	$783.9	$738.0	6.2%
Diluted EPS	$2.11	$2.47	(14.6)%	$3.31	$3.11	6.4%
Statistics (as a % of Net Sales)
Gross Profit (Net Sales less Cost of Products Sold)	38.7%	37.5%		42.5%	40.0%
Income from Operations	13.3%	13.0%		20.0%	19.0%

Net sales increased 1.0 percent to $3.9 billion for the year ended Dec. 31, 2010. Strong global net sales of Specialty Injectable Pharmaceuticals were substantially offset by the decline in Medication Management, which was primarily a result of the company’s voluntary hold on Symbiq shipments to new customers, as well as by Other Pharma, which was affected by the impact of non-strategic asset divestitures.

Adjusted* income from operations increased 6.2 percent to $784 million for the full year of 2010, compared to $738 million for the full year of 2009. Higher net sales volume and cost savings from Project Fuel contributed to the full-year operating income performance. However, these positive factors were partially offset by the impact of charges associated with certain quality and product related matters; higher research and development expenses related to new product development programs, including clinical trials; and higher selling, general and administrative costs, primarily related to certain sales and promotional expenses.

Cash Flow

Cash flow from operations for the full-year 2010 was $315 million, compared to the $945 million generated in 2009. The decrease is due to several factors, including the increased inventory for new product launches and future strategic opportunities and the timing of chargeback and rebate payments related to the sale of oxaliplatin. In addition, late in the fourth quarter the company made an unplanned discretionary contribution to its U.S. pension plan, resulting in fully funded status under regulatory guidelines.

Capital expenditures were $209 million for the full year, compared to $159 million in 2009.

2011 Projections

Hospira expects net sales growth for full-year 2011 to be approximately 5 to 7 percent on a constant-currency basis. The company expects foreign exchange to provide a positive contribution of approximately 1 percent, based on current exchange rates. The net sales projections assume U.S. launches during 2011 of two oncolytics, docetaxel and a solution presentation of gemcitabine.

Adjusted* diluted earnings per share for 2011 are expected to be in the range of $3.90 to $4.00, or year-over-year growth of 18 to 21 percent.

The reconciliation between the projected 2011 adjusted* diluted earnings per share and GAAP diluted earnings per share follows:

Diluted earnings per share — adjusted*	$3.90 - $4.00

Estimated charges related to remaining Project Fuel initiatives (mid-point of an estimated range of $0.03 to $0.05 per diluted share)	($0.04)

Estimated $70 million for the amortization of intangibles related to the acquisitions of Mayne Pharma, the specialty injectable business of Orchid Chemicals & Pharmaceuticals and Javelin Pharmaceuticals	($0.27)

Diluted earnings per share — GAAP	$3.59 - $3.69

The adjusting items are shown net of tax in aggregate of $26 million, which is calculated for the specified adjustments stated above, based on the statutory tax rates in the various tax jurisdictions in which the items are expected to occur.

The company projects that cash flow from operations in 2011 will be between $650 million and $700 million. Depreciation and amortization is expected to be between $230 million and $250 million. Capital expenditures are projected to range between $250 million and $275 million.

“Hospira is on track for a good year in 2011, with our projections for solid sales and earnings growth,” said Begley. “We are driving continued improvement throughout the organization with our crisp focus on executing our strategy, and we look forward to progressing toward our longer-term financial goals, creating sustainable growth and driving shareholder value.”

*Use of Non-GAAP Financial Measures

Adjusted measures used in this press release are reconciled to the most comparable measures calculated in accordance with GAAP in the schedules attached to this release. For more information regarding these non-GAAP financial measures, please see Hospira’s Current Report on Form 8-K furnished to the Securities and Exchange Commission on the date of this press release.

Webcast/Complementary Material

Hospira will hold a conference call for investors and media at 8 a.m. Central time on Wednesday, Feb. 2, 2011. A live webcast of the conference call will be available on Hospira’s Web site at www.hospirainvestor.com. Listeners should log on approximately 10 minutes in advance to ensure proper setup for receiving the webcast. In addition, complementary information will be available on the presentations page of the Investor Relations Web site at the beginning of the conference call. A replay will be available on the Hospira Web site for 30 days following the call.

About Hospira

Hospira, Inc. is a global specialty pharmaceutical and medication delivery company dedicated to Advancing Wellness™. As the world leader in specialty generic injectable pharmaceuticals, Hospira offers one of the broadest portfolios of generic acute-care and oncology injectables, as well as integrated infusion therapy and medication management solutions. Through its products, Hospira helps improve the safety, cost and productivity of patient care. The company is headquartered in Lake Forest, Ill., and has approximately 14,000 employees. Learn more at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of Hospira’s results of operations, projections of certain charges and expenses, and other statements regarding Hospira’s goals and strategy. Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, regulatory, legal, technological and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s latest Annual Report on Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Contacts:

Media	Financial Community
Stacey Eisen	Karen King
(224) 212-2276	(224) 212-2711

Media	Financial Community
Tareta Adams	Ruth Venning
(224) 212-2535	(224) 212-2774

###

Hospira, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in millions, except for per share amounts)

	Three Months Ended December 31,
	2010	2009	% Change
Net sales	$992.1	$1,055.2	(6.0)%

Cost of products sold	644.2	660.2	(2.4)%
Restructuring, impairment and (gain) on disposition of assets, net	23.5	15.1	55.6%
Research and development	103.2	79.7	29.5%
Selling, general and administrative	167.6	164.6	1.8%
Total operating costs and expenses	938.5	919.6	2.1%
Income From Operations	53.6	135.6	(60.5)%

Interest expense	27.0	26.1	3.4%
Other income, net	(5.5)	(2.5)	120.0%
Income Before Income Taxes	32.1	112.0	(71.3)%

Income tax (benefit) expense	(28.5)	15.3	(286.3)%
Net Income	$60.6	$96.7	(37.3)%

Earnings Per Common Share:
Basic	$0.36	$0.59	(39.0)%
Diluted	$0.36	$0.58	(37.9)%

Weighted Average Common Shares Outstanding:
Basic	167.0	162.6	2.7%
Diluted	170.1	165.9	2.5%

Adjusted Gross Profit (1)(2)	$388.1	$427.5	(9.2)%
Adjusted Income From Operations (1)	$141.6	$204.2	(30.7)%
Adjusted Net Income (1)	$131.0	$144.6	(9.4)%
Adjusted Diluted Earnings Per Share (1)	$0.77	$0.87	(11.5)%

Statistics (as a % of net sales, except for income tax rate):

	GAAP Three Months Ended December 31,		Adjusted (1) Three Months Ended December 31,
	2010	2009	2010	2009
Gross Profit (2)	35.1%	37.4%	39.1%	40.5%
Income From Operations	5.4%	12.9%	14.3%	19.4%
Net Income	6.1%	9.2%	13.2%	13.7%
Income Tax Rate	(88.8)%	13.7%	(1.7)%	19.9%

(1) Adjusted financial measures exclude certain specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.

(2) Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes certain specified items, as indicated in the previous footnote.

Hospira, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in millions, except for per share amounts)

	Years Ended December 31,
	2010	2009	% Change
Net sales	$3,917.2	$3,879.3	1.0%

Cost of products sold	2,402.8	2,422.9	(0.8)%
Restructuring, impairment and (gain) on disposition of assets, net	19.7	94.2	(79.1)%
Research and development	300.5	240.5	24.9%
Selling, general and administrative	675.0	618.8	9.1%
Total operating costs and expenses	3,398.0	3,376.4	0.6%
Income From Operations	519.2	502.9	3.2%

Interest expense	101.1	106.3	(4.9)%
Other expense, net	26.6	11.8	125.4%
Income Before Income Taxes	391.5	384.8	1.7%

Income tax expense (benefit)	34.3	(19.1)	(279.6)%
Net Income	$357.2	$403.9	(11.6)%

Earnings Per Common Share:
Basic	$2.15	$2.51	(14.3)%
Diluted	$2.11	$2.47	(14.6)%

Weighted Average Common Shares Outstanding:
Basic	166.0	161.0	3.1%
Diluted	169.5	163.2	3.9%

Adjusted Gross Profit (1)(2)	$1,666.0	$1,551.3	7.4%
Adjusted Income From Operations (1)	$783.9	$738.0	6.2%
Adjusted Net Income (1)	$560.5	$507.0	10.6%
Adjusted Diluted Earnings Per Share (1)	$3.31	$3.11	6.4%

Statistics (as a % of net sales, except for income tax rate):

	GAAP Years Ended December 31,		Adjusted (1) Years Ended December 31,
	2010	2009	2010	2009
Gross Profit (2)	38.7%	37.5%	42.5%	40.0%
Income From Operations	13.3%	13.0%	20.0%	19.0%
Net Income	9.1%	10.4%	14.3%	13.1%
Income Tax Rate	8.8%	(5.0)%	20.1%	20.3%

(1) Adjusted financial measures exclude certain specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.

(2) Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes certain specified items, as indicated in the previous footnote.

Hospira, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(dollars and shares in millions, except for per share amounts)

Three months ended December 31, 2010 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income (2)	Diluted EPS
GAAP financial measures	$347.9	$53.6	$60.6	$0.36
Specified items:
Project Fuel and related charges (A)	4.3	11.4	9.2	0.05
Facilities Optimization charges (B)	2.8	7.7	4.9	0.03
Amortization of certain intangible assets (C)	19.4	19.4	13.3	0.08
Certain quality and product related charges (D)	13.4	13.4	8.1	0.05
Acquisition and integration-related charges (E)	0.3	2.1	1.4	—
Impairment of certain assets (F)	—	12.7	20.4	0.12
Research and development charge (G)	—	21.3	13.1	0.08
Adjusted financial measures (3)	$388.1	$141.6	$131.0	$0.77

GAAP results for the three months ended December 31, 2010 include:

(A)          Project Fuel and related charges: $4.3 million reported in Cost of products sold, $5.7 million reported in Restructuring, impairment and (gain) on disposition of assets, net and $1.4 million reported in Selling, general and administrative. Project Fuel initiatives include costs for process optimization implementation, severance and other employee benefits, exit costs, and other asset charges.

(B)            Facilities Optimization charges: $2.8 million reported in Cost of products sold, $5.1 million reported in Restructuring, impairment and (gain) on disposition of assets, net and $(0.2) million reported in Research and development. These charges relate to facilities optimization from the closure or departure from certain manufacturing and research and development (“R&D”) facilities and include costs for severance and other employee benefits, accelerated depreciation and relocation of production and R&D operations.

(C)            Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma Limited (“Mayne Pharma”), Javelin Pharmaceuticals, Inc. (“Javelin Pharma”) and a generic injectable business by Hospira Healthcare India Private Limited (“Hospira India”).

(D)           Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, and penalties for failure to supply certain product to customers. These charges are directly associated with Hospira’s response to the United States Food and Drug Administration (“FDA”) Warning Letter received in April 2010.

(E)            Acquisition and integration-related charges: $0.3 million reported in Cost of products sold, $1.4 million reported in Research and development and $0.4 million reported in Selling, general and administrative. These charges include acquisition and integration costs resulting from acquisitions including Javelin Pharma and a generic injectable business by Hospira India.

(F)             Impairment of certain assets: $12.7 million reported in Restructuring, impairment and (gain) on disposition of assets, net for impairment of a Mayne Pharma related intangible asset and $8.8 million reported in Other income, net for impairment of cost-method investments.

(G)           Research and development charge resulting from an initial payment related to an agreement and corresponding milestone reached for development of a hematology product that has not yet achieved regulatory approval.

Three months ended December 31, 2009 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income (2)	Diluted EPS
GAAP financial measures	$395.0	$135.6	$96.7	$0.58
Specified items:
Project Fuel and related charges (A)	13.8	31.0	19.7	0.12
Facilities Optimization charges (B)	5.4	8.3	5.4	0.03
Amortization of certain intangible assets (C)	13.3	13.3	11.4	0.07
Research and development charge (D)	—	16.0	11.4	0.07
Adjusted financial measures (3)	$427.5	$204.2	$144.6	$0.87

GAAP results for the three months ended December 31, 2009 include:

(A)          Project Fuel and related charges: $13.8 million reported in Cost of products sold, $12.2 million reported in Restructuring, impairment and (gain) on disposition of assets, net, $0.7 million reported in Research and development and $4.3 million reported in Selling, general and administrative. Project Fuel initiatives include costs for severance and other employee benefits, process optimization implementation, other asset charges, exit costs and charges associated with certain non-strategic businesses and underlying assets committed for disposal and the related inventory, property and equipment, allocated goodwill and intangible assets.

(B)            Facilities Optimization charges: $5.4 million reported in Cost of products sold and $2.9 million reported in Restructuring and impairment and (gain) on disposition of assets, net. These charges relate to facilities optimization from the closure or departure from certain manufacturing and R&D facilities and include costs for severance and other employee benefits, accelerated depreciation and relocation of production and R&D operations.

(C)            Amortization of certain intangible assets resulting from the acquisition of Mayne Pharma reported in Cost of products sold.

(D)          Research and development charge resulting from an initial payment related to an agreement and corresponding milestones reached for development of an oncology product that has not yet achieved regulatory approval.

(1)             Gross profit is defined as Net sales less Cost of products sold.

(2)             Specified items are shown net of tax of $26.4 million and $20.7 million for the three months ended December 31, 2010 and 2009, respectively, based on the statutory tax rates in the various tax jurisdictions in which the items occurred.

(3)             The Non-GAAP financial measures contained in this press release (including adjusted gross profit, adjusted income from operations, adjusted net income and adjusted diluted Earnings Per Share) adjust for certain specified items. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP. Refer to Hospira’s filing on Form 8-K filed on February 2, 2011 for additional information.

Hospira, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(dollars and shares in millions, except for per share amounts)

Year ended December 31, 2010 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income (2)	Diluted EPS
GAAP financial measures	$1,514.4	$519.2	$357.2	$2.11
Specified items:
Project Fuel and related charges (A)	16.4	27.8	15.7	0.09
Facilities Optimization charges (B)	10.0	16.9	11.2	0.07
Amortization of certain intangible assets (C)	70.0	70.0	47.7	0.28
Certain quality and product related charges (D)	54.3	54.3	33.8	0.20
Acquisition and integration-related charges (E)	0.9	20.2	12.8	0.07
Impairment of certain assets (F)	—	12.7	20.4	0.12
Research and development charges (G)	—	48.8	30.3	0.18
Litigation settlement and related charges (H)	—	14.0	8.5	0.05
Loss on early debt extinguishment (I)	—	—	22.9	0.14
Adjusted financial measures (3)	$1,666.0	$783.9	$560.5	$3.31

GAAP results for the year ended December 31, 2010 include:

(A)           Project Fuel and related charges: $16.4 million reported in Cost of products sold, $11.3 million reported in Restructuring, impairment and (gain) on disposition of assets, net, $0.3 million reported in Research and development and $11.2 million reported in Selling, general and administrative. Project Fuel initiatives include costs for process optimization implementation, severance and other employee benefits, exit costs, accelerated depreciation and other asset charges. These charges are offset by a $11.4 million gain reported in Restructuring, impairment and (gain) on disposition of assets, net related to the disposal of the non-strategic net assets associated with the Wasserburg, Germany, facility.

(B)            Facilities Optimization charges: $10.0 million reported in Cost of products sold, $7.1 million reported in Restructuring, impairment and (gain) on disposition of assets, net and $(0.2) million reported in Research and development. These charges relate to facilities optimization from the closure or departure from certain manufacturing and R&D facilities and include costs for severance and other employee benefits, accelerated depreciation and relocation of production and R&D operations.

(C)            Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma, Javelin Pharma and a generic injectable business by Hospira India.

(D)           Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, idle facility costs and penalties for failure to supply certain product to customers. These charges are directly associated with Hospira’s response to the FDA Warning Letter received in April 2010.

(E)            Acquisition and integration-related charges: $0.9 million reported in Cost of products sold, $5.1 million reported in Research and development and $14.2 million reported in Selling, general and administrative. These charges include acquisition and integration costs resulting from acquisitions including Javelin Pharma and a generic injectable business by Hospira India.

(F)             Impairment of certain assets: $12.7 million reported in Restructuring, impairment and (gain) on disposition of assets, net for impairment of a Mayne Pharma related intangible asset and $8.8 million reported in Other expense, net for impairment of cost-method investments.

(G)           Research and development charges resulting from initial payments related to agreements and corresponding milestones reached for development of a long-acting local anesthetic and a hematology product that have not yet achieved regulatory approval.

(H)           RTI litigation settlement and related charges reported in Selling, general and administrative.

(I)               Loss on early debt extinguishment of $36.8 million reported in Other expenses, net.

Year ended December 31, 2009 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income (2)	Diluted EPS
GAAP financial measures	$1,456.4	$502.9	$403.9	$2.47
Specified items:
Project Fuel and related charges (A)	26.4	136.5	111.2	0.69
Facilities Optimization charges (B)	14.3	28.4	18.8	0.12
Amortization of certain intangible assets (C)	54.2	54.2	37.3	0.23
Research and development charge (D)	—	16.0	11.1	0.07
Impairment of marketable equity securities (E)	—	—	16.6	0.10
Resolution of IRS tax audit benefit (F)	—	—	(91.9)	(0.57)
Adjusted financial measures (3)	$1,551.3	$738.0	$507.0	$3.11

GAAP results for the year ended December 31, 2009 include:

(A)           Project Fuel and related charges: $26.4 million reported in Cost of products sold, $80.1 million reported in Restructuring, impairment and (gain) on disposition of assets, net, $3.3 million reported in Research and development and $26.7 million reported in Selling, general and administrative. Project Fuel initiatives include costs for severance and other employee benefits, process optimization implementation, other asset charges, exit costs and charges associated with certain non-strategic businesses and underlying assets committed for disposal and the related inventory, property and equipment, allocated goodwill and intangible assets.

(B)            Facilities Optimization charges: $14.3 million reported in Cost of products sold and $14.1 million reported in Restructuring, impairment and (gain) on disposition of assets, net. These charges relate to facilities optimization from the closure or departure from certain manufacturing and R&D facilities and include costs for severance and other employee benefits, accelerated depreciation and relocation of production and R&D operations.

(C)            Amortization of certain intangible assets resulting from the acquisition of Mayne Pharma reported in Cost of products sold.

(D)           Research and development charge resulting from an initial payment related to an agreement and corresponding milestones reached for development of an oncology product that has not yet achieved regulatory approval.

(E)            Impairment of marketable equity securities is reported in Other expense, net.

(F)             Resolution of IRS tax audit benefit of $91.9 million reported in Income tax expense (benefit). This discrete income tax benefit is related to the completion and effective settlement of U.S. tax return audits.

(1)             Gross profit is defined as Net sales less Cost of products sold.

(2)             Specified items are shown net of tax of $106.8 million and $148.6 million for the years ended December 31, 2010 and 2009, respectively, based on the statutory tax rates in the various tax jurisdictions in which the items occurred.

(3)             The Non-GAAP financial measures contained in this press release (including adjusted gross profit, adjusted income from operations, adjusted net income and adjusted diluted Earnings Per Share) adjust for certain specified items. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP. Refer to Hospira’s filing on Form 8-K filed on February 2, 2011 for additional information.

Hospira, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(dollars in millions)

	December 31,	December 31,
	2010	2009
Assets

Current Assets:
Cash and cash equivalents	$604.3	$946.0
Trade receivables, less allowances of $8.2 in 2010 and $6.2 in 2009	605.0	498.1
Inventories	955.5	755.4
Deferred income taxes	165.2	185.9
Prepaid expenses	43.6	34.3
Other receivables	103.9	41.5
Assets held for sale	—	65.0
Total Current Assets	2,477.5	2,526.2
Property and equipment, net	1,279.2	1,147.8
Intangible assets, net	527.7	406.5
Goodwill	1,471.2	1,243.4
Deferred income taxes	161.0	54.5
Investments	64.7	49.3
Other assets	65.0	75.2
Total Assets	$6,046.3	$5,502.9
Liabilities and Shareholders’ Equity

Current Liabilities:
Short-term borrowings	$33.5	$23.6
Trade accounts payable	320.7	229.5
Salaries, wages and commissions	136.0	176.5
Deferred income taxes	0.1	0.1
Other accrued liabilities	441.3	438.3
Liabilities related to assets held for sale	—	13.9
Total Current Liabilities	931.6	881.9
Long-term debt	1,714.4	1,707.3
Deferred income taxes	4.4	18.6
Post-retirement obligations and other long-term liabilities	212.4	271.4
Commitments and Contingencies
Total Shareholders’ Equity	3,183.5	2,623.7
Total Liabilities and Shareholders’ Equity	$6,046.3	$5,502.9

Hospira, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(dollars in millions)

	Years Ended December 31,
	2010	2009

Cash Flow From Operating Activities:
Net income	$357.2	$403.9
Adjustments to reconcile net income to net cash from operating activities-
Depreciation	164.3	168.6
Amortization of intangible assets	81.6	61.5
Loss on early debt extinguishment	36.8	—
Stock-based compensation expense	47.5	40.5
Deferred income tax and other tax adjustments	(14.0)	(66.3)
Impairment and other asset charges	25.1	95.8
Gain on disposition of assets	(11.4)	—
Changes in assets and liabilities-
Trade receivables	(94.5)	97.2
Inventories	(201.8)	54.4
Prepaid expenses and other assets	(18.5)	8.2
Trade accounts payable	84.6	(4.2)
Other liabilities	(76.0)	107.5
Other, net	(66.0)	(22.2)
Net Cash Provided by Operating Activities	314.9	944.9

Cash Flow From Investing Activities:
Capital expenditures (including instruments placed with or leased to customers)	(208.5)	(159.4)
Acquisitions, net of cash acquired, and payments for contingent consideration	(540.8)	(86.6)
Purchases of intangibles and other investments	(18.7)	(14.3)
Proceeds on disposition of assets	62.6	49.2
Net Cash Used in Investing Activities	(705.4)	(211.1)

Cash Flow From Financing Activities:
Issuance of long-term debt, net of fees paid	492.5	246.7
Repayment of long-term debt	(500.3)	(681.2)
Payment on early debt extinguishment	(36.8)	—
Other borrowings, net	5.1	2.6
Common stock repurchased	(100.0)	—
Excess tax benefit from stock-based compensation arrangements	21.3	0.8
Proceeds from stock options exercised	153.3	122.5
Net Cash Provided by (Used in) Financing Activities	35.1	(308.6)

Effect of exchange rate changes on cash and cash equivalents	13.7	37.0

Net change in cash and cash equivalents	(341.7)	462.2
Cash and cash equivalents at beginning of year	946.0	483.8
Cash and cash equivalents at end of year	$604.3	$946.0

Supplemental Cash Flow Information:
Cash paid during the year
Interest	$101.8	$108.7
Income taxes, net of refunds	$78.8	$28.4

Hospira, Inc.

Net Sales by Product Line

(Unaudited)

(dollars in millions)

	Three Months Ended December 31,				Years Ended December 31,
	2010	2009	% Change at Actual Currency Rates	% Change at Constant Currency Rates (1)	2010	2009	% Change at Actual Currency Rates	% Change at Constant Currency Rates (1)
Americas—
Specialty Injectable Pharmaceuticals	$458.7	$439.2	4.4%	3.9%	$1,829.0	$1,589.9	15.0%	14.0%
Medication Management (2)	206.2	231.1	(10.8)%	(11.1)%	827.5	917.0	(9.8)%	(10.8)%
Other Pharma	114.0	153.2	(25.6)%	(25.6)%	481.4	556.4	(13.5)%	(13.7)%
Total Americas	778.9	823.5	(5.4)%	(5.8)%	3,137.9	3,063.3	2.4%	1.5%

Europe, Middle East & Africa—
Specialty Injectable Pharmaceuticals	77.7	76.7	1.3%	7.6%	283.2	272.0	4.1%	7.6%
Medication Management (2)	32.9	37.2	(11.6)%	(4.3)%	126.6	142.4	(11.1)%	(7.0)%
Other Pharma	18.4	39.7	(53.7)%	(50.6)%	78.7	128.4	(38.7)%	(37.0)%
Total Europe, Middle East & Africa	129.0	153.6	(16.0)%	(10.4)%	488.5	542.8	(10.0)%	(6.8)%

Asia Pacific—
Specialty Injectable Pharmaceuticals	68.6	62.4	9.9%	3.4%	237.3	211.4	12.3%	0.7%
Medication Management (2)	13.0	11.4	14.0%	5.3%	45.0	45.4	(0.9)%	(9.0)%
Other Pharma	2.6	4.3	(39.5)%	(48.8)%	8.5	16.4	(48.2)%	(54.9)%
Total Asia Pacific	84.2	78.1	7.8%	0.8%	290.8	273.2	6.4%	(4.3)%

Net Sales	$992.1	$1,055.2	(6.0)%	(6.0)%	$3,917.2	$3,879.3	1.0%	—%

Global—
Specialty Injectable Pharmaceuticals	$605.0	$578.3	4.6%	4.3%	$2,349.5	$2,073.3	13.3%	11.8%
Medication Management (2)	252.1	279.7	(9.9)%	(9.5)%	999.1	1,104.8	(9.6)%	(10.2)%
Other Pharma	135.0	197.2	(31.5)%	(31.1)%	568.6	701.2	(18.9)%	(19.0)%

Net Sales	$992.1	$1,055.2	(6.0)%	(6.0)%	$3,917.2	$3,879.3	1.0%	—%

(1) The Non-GAAP financial measures contained in this press release include comparisons at constant currency rates (reflecting comparative local currency balances at prior period foreign exchange rates), which we define as current period net sales excluding the impact of the change in foreign exchange rates less prior period reported net sales divided by prior period reported net sales. This financial measure provides information on the change in net sales assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this financial measure aids in the understanding of our change in net sales without the impact of foreign currency. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP.

(2) As part of Project Fuel, Hospira disposed of the non-strategic critical care business, during 2009. As a result, the former Other Devices product line is now included in a single device product line, Medication Management. Medication Management includes infusion pumps, related software and services, dedicated administration sets, gravity administration sets, critical care products (through August 2009) and other device products.